Exhibit 3.1


                                                           (Illegible) C21433-03
                                                                       ---------
                                                                     Sep 03 2003
                                                                     (Illegible)

                            ARTICLES OF INCORPORATION
                                       OF
                           BEVERLY HILLS FILM STUDIOS


The undersigned proposed to form a corporation under the laws of the State of Nevada, relating to private corporations and to (illegible) and hereby adopts articles of incorporation as follows:

                                   ARTICLE ONE
                                      NAME

The name of the corporation is BEVERLY HILLS FILM STUDIOS

                                   ARTICLE TWO
                                    LOCATION

The registered office of this corporation is at 202 North (illegible) Street, Suite 100, City of Carson City, State of Nevada, 89702-4121. The resident agent is State Agent Transfer Syndicate, Inc.

                                  ARTICLE THREE
                                    PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.

                                  ARTICLE FOUR
                                  CAPITAL STOCK

The amount of the total authorized capital of this corporation is $100,000 as 100,000,000 shares and with a par value of one mill($0.001). Such shares are non (illegible)

                                  ARTICLE FIVE
                                    DIRECTORS

The initial governing board of this corporation shall be (illegible) directors and shall have one member. The name and address of the member of the first board of directors is:

                                   (Illegible)
                          9903 Santa Monica Blvd. #342
                             Beverly Hills, CA 90212

                                   ARTICLE SIX
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78300.

                                  ARTICLE SEVEN
                                  INCORPORATORS

The name and address of the incorporator is: Misti Reynolds with Red Rock Group, located at 4710 E. Falcon Dr. Suite 210 Mesa AZ 85215

                                  ARTICLE EIGHT
                               PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

                                  ARTICLE NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The article of Incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballots in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                                   ARTICLE TEN
                                VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholder of this corporation.

IN WITNESS WHEREOF the undersigned, BEVERLY HILLS FILM STUDIOS for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day, July 10, 2003.

                                    INCORPORATOR:

                                    /s/(Signature Illegible)
                                    ------------------------
                                    Signature.

                                    (Misti Reynolds), for
                                    ----------------
                                    Beverly Hills Film Studios

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        Beverly Hills Film Studios, Inc.

                                                               FEED # C.21433-03
                                                                    OCT 16, 2003
                                                                         [STAMP]

         Pursuant to the applicable provisions of the Nevada Business Corporations Act, Beverly Hills Film Studios, Inc. ("Corporation) adopts the following Articles of Amendment in its Articles of Incorporation by stating the following:

         FIRST: The present name of the corporation is Beverley Hills Film Studios, Inc.

         SECOND: The following amendment to its Articles of Incorporation was adopted by the Board of Directors and by the majority vote of the shareholders of the Corporation on October 16, 2003 in the manner prescribed by Nevada law.

         ARTICLE is amended to read as follows:

         Name. The name of the corporation shall be:
         China Bio Health Group, Inc.

         THIRD: The number of shares of the corporation outstanding and entitled to vote at the time of the adoption of this amendment was 10,300,000.

         FOURTH: The number of shares voting for this amendment was 10,298,000 (99.98%) and the number of voting against such amendment was -0-.


         DATED this 16th day of October 2003.

                                                      By: /s/ Frank Vanderkam
                                                          -------------------
                                                             Frank Vanderkam
                                                             President

                                                          /s/  Andrea Walker
                                                          ------------------
                                                               Andrea Walker
                                                               Secretary

                                  VERIFICATION

STATE OF TEXAS    )

                    : ss

COUNTY OF HARRIS  )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Beverly Hills Films Studios, Inc. That the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment adopted by the Board of Directors and shareholders of the Corporation.

                                                           /s/  Andrea Walker
                                                           -------------------
                                                                Andrea Walker
                                                                Secretary



STATE OF TEXAS    )

                   : ss

COUNTY OF HARRIS  )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President, Hank Vanderkam, and Secretary Andrea Walker of Beverly Hills Film Studios, Inc. a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary acts and deeds pursuant to a corporation resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have set my hand and seal this 16th day of October, 2003.


[SEAL]
                                                    /s/ [Illegible]
                                                    NOTARY PUBLIC RESIDING

[SEAL]            DEAN HELLER
                  Secretary of State
                  204 North Carson Street, Suite 1
                  Carson City, Nevada, 89701-[Illegible]
                  (775) 684 5708
                  Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------

          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
China Bio Health Group, Inc.

2. The Articles have been amended as follows (provide article numbers, if available):
The name of the Corporation shall be Emerging Media Holdings, Inc.





3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: more than 51%

4. Effective date of filing (optional):

5. Officer Signature (required): /s/ [illegible]

"If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amenement regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by the appropriate fees.


                            Nevada Secretrary of State AM [Illegible] Amend 2003 Revised on: [Illegible]